Cooperative Development Agreement

                 (English Version For Reference Only)

Part A: Wuhan Hongwei Housing Construction LLC.

Part B: Hubei Longren Enterprise Group LLC ("Longren")

        Hubei Longdan Biological Medicine Technology Co. Ltd ("Longdan")

NOW THEREFORE, pursuant to "Contract Law of People's Republic of China", Party A and Part B, on the issue of Cooperative Development of "Bin-Lake Garden",  agree as follows:

(1) The One hundred and seventeen (117) mu (note: 15 mu equals to one acre) of land owned by Longren was valued at 130 millions of Renminbi Yuan, supplies to Part A as the land to build new resident houses, and Part A should pay the following compensations: compensation for construction on site; Severance payment for layoff workers, and equipment removal fees. The total compensation, which Longdan would receive, is 49,860,852 yuan, (including 19,000,000 yuan debt of Longren owned to Longdan and compensation for construction on site 30,360,852 yuan; severance of 400,000 yuan; and equipment removal and shipping fee 100,000 yuan). Part A will directly pay those fees to Longren and Longdan in four payments.

(2)Part A would be fully responsible for the funds of the project, including various regulated fees to government; routing fees, construction team payment, land fees and other associated fees.

(3)Time schedule of the project:

Six months after the contract signed, the project should be register in the land register center. Within one year, the project should begin; and within two years, the project should finish.

(4)Payment Time Schedule:

 1.Withing three months of the agreement signed, Part A pays twenty percent (20%) of the deposit to Part B. Among them, 10,000,000 yuan were directly paid to Longdan and the remaining was paid to Longren.

 2. When the Developer commences demolition of the existing building and construction of residential housing, 30% payment should be made. Among them, a second payment of 10 million yuan, were directly pay to Longdan and the remaining was paid to Longren.

3. Six months later after the construction, the resident houses on instruction could enter the market primarily. Part A should pay additional 30%. Among them, 15,000,000 yuan were directly paid to Longdan and the remaining was paid to Longren.

4. Two months after the project will finish, Part A should pay additional 20%. Among them, 14,860,852 yuan were directly paid to Longdan and the remaining was paid to Longren.

(5) Time schedule of commencing demolition of the existing building:

1. Part B will well prepare the pre-removing work after it receives the first deposit.

2. Part B will finish all moving work three months after it receives the secondary payment.

(6) Part B will fully cooperate with Part A to finish all approval procedures.

(7) Responsibility of Violating the Agreement:

1. Part A will pay two over ten thousands daily on the interests of unpaid cash if Part A could not pay Part B on time and in full in above-mentioned every step of payment so that Part B delays removing work or has other inconvenience.  If Part B has not finish the removing work on the schedule to cause Part A's delay in construction, Part B will pay two over ten thousands daily on the paid amounts.

2.Both Part A and Part B obey the associated obligations of the agreement. Any Part who is legal could require the duty of another Party for its associated illegal action or behaviors.

(8)Arbitration:

1. Both parties take negotiation on any unspecified issue relative to this project.

2. If there grows the dispute of this Agreement, both parties, based in equality, fair, and honest principles, through friendly negotiations hereby get the solution. If case that there is no solution by negotiation, it should go to the local court looking for resolution.

(9) This Agreement is effective after it is signed. If it is necessary to modify the Agreement, it could sign the Supplementary Agreement at the consents of both parties, which will have the same legal effectiveness as this one.

(10) This Agreement has three copies: both parties have one and the third one will be submitted to the associated supervision department. Every copy has the same legal effectiveness.

Signatures:

/s/ FengLin Wu

Representative, Wuhan Hongwei Housing Construction LLC.

/s/ Zhilin Zhang

Representative, Hubei Longren Enterprise Group LLC

/s/ Chun Li

Representative, Hubei Longdan

Date: May 26, 2007